                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                                   BYLAWS OF
                     ENGENIO INFORMATION TECHNOLOGIES, INC.

                                                                               .
                                                                               .
                                                                               .

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
ARTICLE I  -- CORPORATE OFFICES......................................    1
         Registered Office...........................................
    1.1                                                                  1
         Other Offices...............................................
    1.2                                                                  1

ARTICLE II  -- MEETINGS OF STOCKHOLDERS..............................    1
         Place of Meetings...........................................
    2.1                                                                  1
         Annual Meeting..............................................
    2.2                                                                  1
         Special Meeting.............................................
    2.3                                                                  1
         Notice of Stockholders' Meetings............................
    2.4                                                                  2
         Manner of Giving Notice; Affidavit of Notice................
    2.5                                                                  2
         Quorum......................................................
    2.6                                                                  2
         Adjourned Meeting; Notice...................................
    2.7                                                                  2
         Conduct of Business.........................................
    2.8                                                                  2
         Voting......................................................
    2.9                                                                  2
         Stockholder Action by Written Consent Without a Meeting.....
   2.10                                                                  3
         Record Date for Stockholder Notice; Voting; Giving
   2.11  Consents....................................................    3
         Proxies.....................................................
   2.12                                                                  3
         List of Stockholders Entitled to Vote.......................
   2.13                                                                  4
         Inspectors of Election......................................
   2.14                                                                  4
         Nominations and Proposals...................................
   2.15                                                                  4

ARTICLE III  -- DIRECTORS............................................    6
         Powers......................................................
    3.1                                                                  6
         Number of Directors.........................................
    3.2                                                                  6
         Election, Qualification and Term of Office of Directors.....
    3.3                                                                  6
         Resignation and Vacancies...................................
    3.4                                                                  7
         Place of Meetings; Meetings by Telephone....................
    3.5                                                                  7
         Regular Meetings............................................
    3.6                                                                  7
         Special Meetings; Notice....................................
    3.7                                                                  7
         Quorum......................................................
    3.8                                                                  8
         Board Action by Written Consent Without a Meeting...........
    3.9                                                                  8
         Fees and Compensation of Directors..........................
   3.10                                                                  8
         Removal of Directors........................................
   3.11                                                                  8

ARTICLE IV  -- COMMITTEES............................................    9
         Committees of Directors.....................................
    4.1                                                                  9
         Committee Minutes...........................................
    4.2                                                                  9
         Meetings and Action of Committees...........................
    4.3                                                                  9

ARTICLE V  -- OFFICERS...............................................    9
         Officers....................................................
    5.1                                                                  9
         Appointment of Officers.....................................
    5.2                                                                 10
         Subordinate Officers........................................
    5.3                                                                 10
         Removal and Resignation of Officers.........................
    5.4                                                                 10
         Vacancies in Offices........................................
    5.5                                                                 10

                                                                       PAGE
                                                                       ----
         Chairperson of the Board....................................
    5.6                                                                 10
         Chief Executive Officer.....................................
    5.7                                                                 10
         President...................................................
    5.8                                                                 10
         Vice Presidents.............................................
    5.9                                                                 11
         Secretary...................................................
   5.10                                                                 11
         Chief Financial Officer.....................................
   5.11                                                                 11
         Assistant Secretary.........................................
   5.12                                                                 11
         Assistant Treasurer.........................................
   5.13                                                                 12
         Representation of Shares of Other Corporations..............
   5.14                                                                 12
         Authority and Duties of Officers............................
   5.15                                                                 12

ARTICLE VI  -- INDEMNITY.............................................   12
         Third Party Actions.........................................
    6.1                                                                 12
         Actions by or in the Right of the Corporation...............
    6.2                                                                 12
         Successful Defense..........................................
    6.3                                                                 13
         Determination of Conduct....................................
    6.4                                                                 13
         Payment of Expenses in Advance..............................
    6.5                                                                 13
         Indemnity Not Exclusive.....................................
    6.6                                                                 13
         Insurance Indemnification...................................
    6.7                                                                 13
         The Corporation.............................................
    6.8                                                                 13
         Employee Benefit Plans......................................
    6.9                                                                 14
         Indemnity Fund..............................................
   6.10                                                                 14
         Indemnification of Other Persons............................
   6.11                                                                 14
         Saving Clause...............................................
   6.12                                                                 14
         Continuation of Indemnification and Advancement of
   6.13  Expenses....................................................   14
         Amendment or Repeal.........................................
   6.14                                                                 14

ARTICLE VII  -- RECORDS AND REPORTS..................................   14
         Maintenance and Inspection of Records.......................
    7.1                                                                 14
         Inspection by Directors.....................................
    7.2                                                                 15
         Annual Report...............................................
    7.3                                                                 15

ARTICLE VIII  -- GENERAL MATTERS.....................................   15
         Checks......................................................
    8.1                                                                 15
         Execution of Corporate Contracts and Instruments............
    8.2                                                                 15
         Stock Certificates; Partly Paid Shares......................
    8.3                                                                 15
         Special Designation on Certificates.........................
    8.4                                                                 16
         Lost Certificates...........................................
    8.5                                                                 16
         Construction; Definitions...................................
    8.6                                                                 16
         Dividends...................................................
    8.7                                                                 16
         Fiscal Year.................................................
    8.8                                                                 16
         Seal........................................................
    8.9                                                                 17
         Transfer of Stock...........................................
   8.10                                                                 17
         Stock Transfer Agreements...................................
   8.11                                                                 17
         Registered Stockholders.....................................
   8.12                                                                 17
         Waiver of Notice............................................
   8.13                                                                 17

                                                                       PAGE
                                                                       ----
ARTICLE IX  -- NOTICE BY ELECTRONIC TRANSMISSION.....................   17
         Notice by Electronic Transmission...........................
    9.1                                                                 17
         Definition of Electronic Transmission.......................
    9.2                                                                 18
         Inapplicability.............................................
    9.3                                                                 18

ARTICLE X  -- AMENDMENTS.............................................   18

                              AMENDED AND RESTATED
                BYLAWS OF ENGENIO INFORMATION TECHNOLOGIES, INC.

                                   ARTICLE I

                               CORPORATE OFFICES

     1.1  Registered Office.

     The registered office of Engenio Information Technologies, Inc. shall be fixed in the corporation's certificate of incorporation, as the same may be amended from time to time.

     1.2  Other Offices.

     The corporation's Board of directors (the "Board") may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     2.1  Place of Meetings.

     Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the "DGCL"). In the absence of any such designation or determination, stockholders' meetings shall be held at the corporation's principal executive office.

     2.2  Annual Meeting.

     The annual meeting of stockholders shall be held each year. The Board shall designate the date and time of the annual meeting. In the absence of such designation the annual meeting of stockholders shall be held on the second Tuesday of May of each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day. At the annual meeting, directors shall be elected and any other proper business may be transacted.

     2.3  Special Meeting.

     A special meeting of the stockholders may be called at any time only by the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer).

     If any person(s) other than the Board call a special meeting, the request shall:

          (i) be in writing;

          (ii) specify the time of such meeting and the general nature of the business proposed to be transacted; and

          (iii) be delivered personally or sent by registered mail or by facsimile transmission to the chairperson of the Board, the chief executive officer, the president (in the absence of a chief executive officer) or the secretary of the corporation.

     The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

     2.4  Notice of Stockholders' Meetings.

     All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 9.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     2.5  Manner of Giving Notice; Affidavit of Notice.

     Notice of any meeting of stockholders shall be given:

          (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation's records; or

          (ii) if electronically transmitted as provided in Section 9.1 of these bylaws.

     An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     2.6  Quorum.

     The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, except that when specific business is required to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such specific business. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

     2.7  Adjourned Meeting; Notice.

     When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.8  Conduct of Business.

     The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

     2.9  Voting.

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

     Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

     2.10  Stockholder Action by Written Consent without a Meeting.

     Unless otherwise provided in the certificate of incorporation, any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation (either by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that effective as of the time at which LSI Logic Corporation ("Parent") and its wholly-owned subsidiaries cease to be the beneficial owner of an aggregate of at least a majority of the then outstanding shares of Common Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in Section 228 of the DGCL. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

     2.11  Record Date for Stockholder Notice; Voting; Giving Consents.

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action.

     If the Board does not so fix a record date:

          (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed.

          (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     2.12  Proxies.

     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

     2.13  List of Stockholders Entitled to Vote.

     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation's principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     2.14  Inspectors of Election.

     Before any meeting of stockholders, the Board may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, the chairperson of the meeting may appoint an inspector or inspector of election to act at the meeting. The number of inspectors shall be either one or three. If any person appointed as an inspector fails to appear or fails or refuses to act, the chairperson of the meeting may appoint a person to fill that vacancy.

     Such inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies:

          (b) Receive votes, ballots or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes or consents;

          (e) Determine when the polls shall close;

          (f) Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

     2.15  Nominations and Proposals.

     Nominations of persons for election to the board of directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice with respect to such meeting, (b) by or at the direction of the board of directors or
(c) by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.15.

     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the secretary of the corporation, (2) such business must be a proper matter for stockholder action under the DGCL, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause
(c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than 45 or more than 75 calendar days prior to the first anniversary (the "Anniversary") of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 2005, the corporation shall be deemed to have first mailed its proxy materials for the preceding year's annual meeting of stockholders on April 1, 2004. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

     Notwithstanding anything in the second sentence of the second paragraph of this Section 2.15 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 55 days prior to the Anniversary, a stockholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive officers of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

     Only persons nominated in accordance with the procedures set forth in this
Section 2.15 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairperson of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of record of the corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.15. Nomination by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder's notice required by the second paragraph of this Section 2.15 shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

     For the purposes of these bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones news service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Section 2.15, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.15. Nothing in this Section 2.15 will be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                  ARTICLE III

                                   DIRECTORS

     3.1  Powers.

     Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

     3.2  Number of Directors.

     The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     3.3  Election, Qualification and Term of Office of Directors.

     Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacancy, shall hold office until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

     Election of directors need not be by written ballot unless so required by the certificate of incorporation or these bylaws.

     3.4  Resignation and Vacancies.

     Any director may resign at any time upon notice given in writing or by electronic transmission to attention of the secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

     Unless otherwise provided in the certificate of incorporation or these bylaws:

          (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

          (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders solely for the purpose of electing directors in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

     If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

     3.5  Place of Meetings; Meetings by Telephone.

     The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

     Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     3.6  Regular Meetings.

     Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     3.7  Special Meetings; Notice.

     Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or any two directors.

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

     Notice of the time and place of special meetings shall be:

          (i) delivered personally by hand, by courier or by telephone;

          (ii) sent by United States first-class mail, postage prepaid;

          (iii) sent by facsimile; or

          (iv) sent by electronic mail,

directed to each director at that director's address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation's records.

     If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation's principal executive office) nor the purpose of the meeting.

     3.8  Quorum.

     At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     3.9  Board Action by Written Consent without a Meeting.

     Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     3.10  Fees and Compensation of Directors.

     Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

     3.11  Removal of Directors.

     Unless otherwise restricted by statute or the certificate of incorporation, any Class A Director may be removed from office, only with cause, by the affirmative vote of the holders of at least a majority of the outstanding Class A Common Stock and any Class B Director may be removed from office, only with cause, by the affirmative vote of the holders of at least a majority of the outstanding Class B Common Stock; provided, however, that prior to the date on which shares of Class B Common Stock are distributed to the stockholders of Parent in a transaction (including any distribution effected by way of merger) intended generally to qualify under Section 355 of the Internal Revenue Code of 1986, as amended, any director elected by the holders of the Class B Common Stock may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Class B Common Stock.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

                                   ARTICLE IV

                                   COMMITTEES

     4.1  Committees of Directors.

     The Board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

     4.2  Committee Minutes.

     Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

     4.3  Meetings and Action of Committees.

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

          (i) Section 3.5 (place of meetings and meetings by telephone);

          (ii) Section 3.6 (regular meetings);

          (iii) Section 3.7 (special meetings and notice);

          (iv) Section 3.8 (quorum);

          (v) Section 8.13 (waiver of notice); and

          (vi) Section 3.9 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

          (i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

          (ii) special meetings of committees may also be called by resolution of the Board; and

          (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V

                                    OFFICERS

     5.1  Officers.

     The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

     5.2  Appointment of Officers.

     The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

     5.3  Subordinate Officers.

     The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine. Executive officers of the corporation shall be only those officers expressly designated as such by the Board.

     5.4  Removal and Resignation of Officers.

     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     5.5  Vacancies in Offices.

     Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.3.

     5.6  Chairperson of the Board.

     The chairperson of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these bylaws. If there is no chief executive officer or president, then the chairperson of the Board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of these bylaws.

     5.7  Chief Executive Officer.

     Subject to such supervisory powers, if any, as the Board may give to the chairperson of the Board, the chief executive officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the Board. All other officers, officials, employees and agents shall report directly or indirectly to the chief executive officer. The chief executive officer shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall serve as chairperson of and preside at all meetings of the stockholders. In the absence of a chairperson of the Board, the chief executive officer shall preside at all meetings of the Board.

     5.8  President.

     In the absence or disability of the chief executive officer, the president shall perform all the duties of the chief executive officer. When acting as the chief executive officer, the president shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The president shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board, these bylaws, the chief executive officer or the chairperson of the Board.

     5.9  Vice Presidents.

     In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president. When acting as the president, the appropriate vice president shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these bylaws, the chairperson of the Board, the chief executive officer or, in the absence of a chief executive officer, the president.

     5.10  Secretary.

     The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show

          (i) the time and place of each meeting;

          (ii) whether regular or special (and, if special, how authorized and the notice given);

          (iii) the names of those present at directors' meetings or committee meetings;

          (iv) the number of shares present or represented at stockholders' meetings;

          (v) and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register showing;

          (i) the names of all stockholders and their addresses;

          (ii) the number and classes of shares held by each;

          (iii) the number and date of certificates evidencing such shares; and

          (iv) the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these bylaws.

     5.11  Chief Financial Officer.

     The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as the Board may designate. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the chief executive officer or, in the absence of a chief executive officer, the president and directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these bylaws.

     The chief financial officer shall be the treasurer of the corporation.

     5.12  Assistant Secretary.

     The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the Board or these bylaws.

     5.13  Assistant Treasurer.

     The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the stockholders or Board (or if there be no such determination, then in the order of their election), shall, in the absence of the chief financial officer or in the event of the chief financial officer's inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as may be prescribed by the Board or these bylaws.

     5.14  Representation of Shares of Other Corporations.

     The chairperson of the Board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board or the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

     5.15  Authority and Duties of Officers.

     In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or the stockholders.

                                   ARTICLE VI

                                   INDEMNITY

     6.1  Third Party Actions

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or that such director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise (collectively "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with the respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with the respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

     6.2  Actions by or in the Right of the Corporation

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Agent (as defined in Section 6.1) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     6.3  Successful Defense

     To the extent that an agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     6.4  Determination of Conduct

     Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (1) by the Board of Directors or an executive committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     6.5  Payment of Expenses in Advance

     Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this ARTICLE VI.

     6.6  Indemnity Not Exclusive

     The indemnification and advancement of expenses provided or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity in another capacity while holding such office.

     6.7  Insurance Indemnification

     The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE VI.

     6.8  The Corporation

     For purposes of this ARTICLE VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or Agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this ARTICLE VI (including, without limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     6.9  Employee Benefit Plans

     For purposes of this ARTICLE VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this ARTICLE VI.

     6.10  Indemnity Fund

     Upon resolution passed by the Board, the corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this ARTICLE VI and/or agreements which may be entered into between the corporation and its officers and directors from time to time.

     6.11  Indemnification of Other Persons

     The provisions of this ARTICLE VI shall not be deemed to preclude the indemnification of any person who is not an Agent (as defined in Section 6.1), but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware. The corporation shall indemnify an employee, trustee or other agent where required by law.

     6.12  Saving Clause

     If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent against expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

     6.13  Continuation of Indemnification and Advancement of Expenses

     The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     6.14  Amendment or Repeal

     Any repeal or modification of the foregoing provisions of this ARTICLE VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to time of such repeal or modification.

                                  ARTICLE VII

                              RECORDS AND REPORTS

     7.1  Maintenance and Inspection of Records.

     The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal executive office.

     7.2  Inspection by Directors.

     Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

     7.3  Annual Report.

     The corporation shall cause an annual report to be sent to the stockholders of the corporation to the extent required by applicable law. If and so long as there are fewer than 100 holders of record of the corporation's shares, the requirement of sending an annual report to the stockholders of the corporation is expressly waived (to the extent permitted by applicable law).

                                  ARTICLE VIII

                                GENERAL MATTERS

     8.1  Checks.

     From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

     8.2  Execution of Corporate Contracts and Instruments.

     The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     8.3  Stock Certificates; Partly Paid Shares.

     The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or

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registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

     8.4  Special Designation on Certificates.

     If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     8.5  Lost Certificates.

     Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     8.6  Construction; Definitions.

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

     8.7  Dividends.

     The Board, subject to any restrictions contained in either (i) the DGCL, or
(ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

     The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

     8.8  Fiscal Year.

     The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

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     8.9  Seal.

     The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     8.10  Transfer of Stock.

     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

     8.11  Stock Transfer Agreements.

     The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

     8.12  Registered Stockholders.

     The corporation:

          (i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

          (ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

          (iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     8.13  Waiver of Notice.

     Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

                                   ARTICLE IX

                       NOTICE BY ELECTRONIC TRANSMISSION

     9.1  Notice by Electronic Transmission.

     Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

          (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

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          (ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

     Any notice given pursuant to the preceding paragraph shall be deemed given:

          (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

          (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

          (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

          (iv) if by any other form of electronic transmission, when directed to the stockholder.

     An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     9.2  Definition of Electronic Transmission.

     An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

     9.3  Inapplicability.

     Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

                                   ARTICLE X

                                   AMENDMENTS

     These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

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